SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (date of earliest event reported): December 31, 2007

                           EPIC ENERGY RESOURCES, INC.
                           ---------------------------
                 (Name of Small Business Issuer in its charter)

       Colorado                      0-31357                  94-3363969
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(State of incorporation)      (Commission File No.)         (IRS Employer
                                                         Identification No.)

                           10655 Six Pines, Suite 210
                           The Woodlands, Texas 77380
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          (Address of principal executive offices, including Zip Code)


       Registrant's telephone number, including area code: (281)-419-3742

                                       N/A
                               -----------------
          (Former name or former address if changed since last report)


Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 5.02   Departure of Directors or Principal Officers, Election  of
            Directors, Appointment of Principal Officers

     On February 11, 2008 the Company appointed Michael E. Kinney to the positions of Executive Vice President and Chief Financial Officer.

     Between 2005 and February 2008, Mr. Kinney was employed by Accretive Solutions, a financial consulting firm, leading their Corporate Governance team which focused on small to mid-size energy clients in the Houston area. From 2003 to 2005, Mr. Kinney was the Internal Audit Director for Stewart & Stevenson, Inc., a manufacturer of tactical vehicles for the federal government. Between 1996 and 2001 Mr. Kinney held several positions with Federal Express, including director of logistics operations (1999 to 2001) and managing director of audit (1997 to 1999) with responsibility for financial and operational audits. Mr. Kinney has also worked in various audit capacities with i2 Technologies and Textron. Mr. Kinney, age 49 is a CPA, and holds an MBA in Finance & Information Technology from Dallas Baptist University and a BBA in Accounting from the University of Texas at Arlington.







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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:   February 14, 2008                 EPIC ENERGY RESOURCES, INC.



                                          By:  /s/ Rex Doyle
                                               ------------------------------
                                               Rex Doyle, President